EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Jennifer Forst
502.614.6610
jforst@golinharris.com

Investor Relations Contact:	Cathy Biffignani
314-645-6600 x3307
CBiffignani@kvph.com

FDA Approves Makena™, the First and Only Treatment to Reduce the Risk of Preterm Birth in Women With a Singleton Pregnancy Who Have a History of Singleton Spontaneous Preterm Birth

St. Louis, February 4, 2011 – K-V Pharmaceutical Company (NYSE: KVa/KVb) (the “Company”), a specialty pharmaceutical company, announced today that it has been informed by Hologic, Inc. that the U.S. Food and Drug Administration (FDA) granted approval for Makena™ (hydroxyprogesterone caproate injection). Makena, commonly referred to as “17P,” is the first and only FDA-approved treatment indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth. The effectiveness of Makena is based on improvement in the proportion of women who delivered < 37 weeks of gestation. There are no controlled trials demonstrating a direct clinical benefit, such as improvement in neonatal mortality and morbidity. While there are many risk factors for preterm birth, safety and efficacy of Makena has been demonstrated only in women with a prior spontaneous singleton preterm birth. It is not intended for use in women with multiple gestations or other risk factors for preterm birth.

“The communities of healthcare providers and advocacy organizations who are on the front lines of this issue now have access to the benefits of an FDA-approved product,” said Greg Divis, Chief Executive Officer, K-V Pharmaceutical Company and President, Ther-Rx Corporation. “The approval of Makena is not only a milestone for the Company; more importantly, it represents a significant step forward for the thousands of women whose families have been impacted by preterm birth.”

According to the March of Dimes, preterm birth, or the birth of a baby at less than 37 completed weeks of pregnancy, affects one in eight babies born in the United States. Additionally, the rate of preterm birth has increased more than 35 percent in the last 25 years, and late preterm births – babies born at 34 to 36 weeks of pregnancy – account for nearly three quarters of all preterm births in the United States. In 2005, preterm birth was estimated to cost the nation more than $26 billion. According to a study published in Obstetrics and Gynecology, although the causes of spontaneous preterm birth are often unknown, a leading risk factor for preterm birth is a history of prior preterm birth. Makena is approved to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth, which is a subset of the overall population of women at risk for preterm birth.

“Preterm birth is a national healthcare crisis. The approval of this new treatment is a breakthrough in our fight against preterm birth,” said Alan R. Fleischman, M.D., Medical Director, March of Dimes. “Although the United States has made great progress in caring for premature babies, there is no greater advance than allowing a baby to mature in a mother’s womb.”

Makena is a prescription hormone (progestin) medicine used in women who are pregnant and who have delivered a baby too early (preterm) in the past. Makena is used in these women to help lower the risk of having a preterm baby again. The approval of Makena was based on a study of 463 women who had experienced a previous singleton spontaneous preterm birth. The study, sponsored by the National Institutes of Health, showed that compared to controls, treatment with Makena reduced the proportion of women who delivered preterm at less than 37 weeks. After adjusting for time in the study, 7.5 percent of Makena-treated subjects delivered prior to 25 weeks compared to 4.7 percent of control subjects. Makena is administered by a healthcare provider via a weekly intramuscular injection (every 7 days) beginning between 16 and 20 weeks of pregnancy and continuing until 37 completed weeks or until delivery, whichever comes first.

In partnership with the Society for Maternal-Fetal Medicine, the American College of Obstetricians and Gynecologists issued a written opinion in October 2008 stating that, “Progesterone supplementation for the prevention of recurrent preterm birth should be offered to women with a singleton pregnancy and a prior spontaneous preterm birth due to spontaneous preterm labor or premature rupture of membranes.” Makena is indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth.

“As an obstetrician specializing in high risk pregnancies and a mom of two, I know that every week of pregnancy counts,” said Ashley Roman, M.D., MPH, Clinical Assistant Professor, Department of Obstetrics and Gynecology, NYU Langone Medical Center. “I have confidence in the safety and efficacy profile of Makena to reduce the risk of another preterm birth for women who are eligible for therapy.”

Important Safety Information

Makena should not be used in women with any of the following conditions: current or history of thrombosis or thromboembolic disorders; known or suspected breast cancer, other hormone-sensitive cancer, or history of these conditions; undiagnosed abnormal vaginal bleeding unrelated to pregnancy; cholestatic jaundice of pregnancy; liver tumors, benign or malignant, or active liver disease; or uncontrolled hypertension.

Makena should be discontinued if thrombosis or thromboembolism occurs. Consider discontinuing Makena if allergic reactions occur. Women receiving Makena should be monitored if they are prediabetic or diabetic; have conditions that may be affected by fluid retention, such as preeclampsia, epilepsy, cardiac or renal dysfunction; develop hypertension; or have a history of clinical depression. Makena should be discontinued if depression recurs.

Certain pregnancy-related fetal and maternal complications or events were numerically increased in Makena-treated subjects as compared to placebo subjects, including miscarriage (2.4% vs. 0%) and stillbirth (2% vs. 1.3%), admission for preterm labor (16% vs. 13.8%), preeclampsia or gestational hypertension (8.8% vs. 4.6%), gestational diabetes (5.6% vs. 4.6%), and oligohydramnios (i.e. low amniotic fluid levels; 3.6% vs. 1.3%).

The most common adverse reactions reported in ≥ 2% of subjects and at a higher rate in the Makena group than in the control group were injection site reactions (pain [35%], swelling [17%], pruritus [6%], and nodule[5%]), urticaria (12%), pruritus (8%), nausea (6%), and diarrhea (2%).

Asset Purchase Agreement

Under the terms of an existing asset purchase agreement between Hologic, Inc. and K-V, worldwide rights to Makena will be transferred to K-V subject to the satisfaction of certain terms and conditions, all of which K-V anticipates will be satisfied within 5 business days. Following the asset transfer from Hologic to K-V, Makena will be marketed by K-V’s branded drug subsidiary, Ther-Rx Corporation. After a short stock-in period, Makena will be available through specialty pharmacies and distributors by prescription only and is subject to all U.S. guidelines applicable to dispensing an FDA-approved prescription product. In conjunction with the approval of Makena, Ther-Rx Corporation is launching the Makena Care Connection™, a comprehensive program for patients and healthcare providers that provides administrative, financial, and treatment support for Makena in one single point of contact. More information about the Makena Care Connection™ will be available soon at www.makena.com. To view the Makena Prescribing Information, please visit http://www.kvpharmaceutical.com/pdf/Makena_PI.pdf.

Conference Call Information

K-V Pharmaceutical will host an investor conference call on Monday, February 14, 2011 at 10:00 a.m. EST to discuss the FDA approval of Makena™ and provide a general update on other company matters. Participants can listen to the conference call by dialing 412-317-6789. To access the live web cast of the conference call, please go to the investor relations portion of the Company’s website at www.kvpharmaceutical.com. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection.

A replay of the call will also be available for seven days by dialing 412-317-0088 and citing code 445162. An archived version of the web cast will be accessible for 30 days at www.kvpharmaceutical.com.

About Ther-Rx Corporation

Ther-Rx Corporation is committed to advancing the health of women across all the stages of their lives. To help ensure patients are educated about their health care, Ther-Rx collaborates with leading patient advocacy groups and professional organizations who share this common mission of advancing women’s health.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded prescription pharmaceutical products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and that may be based on or include assumptions concerning the operations, future results and prospects of the Company. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;

(2)

the terms of our recently executed secured loan agreement with U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. (together, the “Lenders”), as more fully described in Item 1— “Business—(b) Significant Recent Developments—Financing” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 (the “Form 10-K”), could have an adverse effect on us if we are not able to refinance it or repay it at maturity on March 20, 2013, or earlier if we experience an event of default that is not waived by the Lenders or if a waiver expires and is not extended, and such terms contain numerous affirmative and negative covenants and conditions that must be met in order to avoid default and/or to qualify for additional loan tranches, and there are substantial risks of triggering defaults with respect to such covenants and/or the occurrence or non-occurrence of conditions that would preclude the Company from being able to draw down additional loan tranches, which could materially adversely impact the Company, lead to foreclosure on the Company assets acting as collateral for the loan agreement, and adversely affect the Company’s ability to operate, including the acquisition and launch of Makena;

(3)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;

(4)	new product development and launch, including the possibility that any product launch may be delayed or unsuccessful, including with respect to Makena™;

(5)	acceptance of and demand for the Company’s new pharmaceutical products, including Makena™, and for our current products upon their return to the marketplace, as well as the number of preterm births for which Makena™ may be prescribed and its safety profile and side effects profile;

(6)	the possibility that any period of exclusivity may not be realized, including with respect to Makena™, a designated Orphan Drug;

(7)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Makena™ set forth in the previously disclosed Makena™ acquisition agreement, as amended;

(8)	the consent decree between the Company and the U.S. Food and Drug Administration (“FDA”) and the Company’s suspension of the production and shipment of all of the products that it manufactures (other than the Potassium Chloride ER Capsule products that are the subject of the FDA letter received September 8, 2010 allowing the return of those products to the marketplace) and the related nationwide recall affecting all of the other products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Item 1—“Business—(b) Significant Recent Developments—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-K for fiscal 2010;

(9)	the two agreements between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) pertaining to the exclusion of our former chief executive officer from participation in federal healthcare programs and pertaining to the dissolution of our ETHEX subsidiary, in order to resolve the risk of potential exclusion of our company, as more fully described in Note 15—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements included in the Form 10-K for fiscal 2010;

(10)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Item 1—“Business—(b) Significant Recent Developments—Plea Agreement with the U.S. Department of Justice” in the Form 10-K for fiscal 2010;

(11)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(12)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(13)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations, including the risk of obtaining necessary state licenses in a timely manner;

(14)	fluctuations in revenues;

(15)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(16)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries, including Makena™, and including competitive pricing changes;

(17)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 15 – “Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-K, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Company;

(18)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(19)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(20)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

(21)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010;

(22)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation;

(23)	the informal inquiries initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Government Inquiries,” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010;

(24)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Government Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010 could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(25)	delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments, and related costs;

(26)	the ability to sell or license certain assets, and the purchase prices, milestones, terms and conditions of such transactions;

(27)	the possibility that default on one type or class of the Company’s indebtedness, or in certain contracts or agreements referenced in our recently executed secured loan agreement with the Lenders, could result in cross default under, and the acceleration of, its other indebtedness or such secured loan agreement;

(28)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies, our lenders or our auditors;

(29)	the risk that even though the price and 30-day average price of the Company’s Class A common stock and Class B common stock have recently again begun satisfying the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, the Company can provide no assurance that they will remain at such levels thereafter; and

(30)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements. Because the factors referred to above, as well as the statements included under the captions Part I, Item 1A—“Risk Factors,” Part II, Item 7—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Form 10-K, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Form 10-K , as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this release.

New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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